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                                                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
      We consent to the incorporation by reference in the registration statements of Infonautics, Inc. on Form S-3 (File No. 333-61199), Form S-8 (File No. 333-61181), Form S-8 (File No. 333-37545) and Form S-8 (File No. 333-12279) of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and December 31, 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                             /s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 1999